Exhibit(h)(xix)

AMENDMENT TO FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment (the “Amendment”) is made as of February 1, 2026 Schwab Capital Trust and Schwab Annuity Portfolios (collectively, the “Schwab Trust”), each on behalf of its series identified on Schedule A of the Agreement, severally and not jointly (each, an “Acquiring Fund”), and Driehaus Mutual Funds, the (“Acquired Trust”), on behalf of its itself and its series listed on Schedule B of the Agreement (the “Acquired Fund”), and amends that certain Fund of Funds Investment Agreement between the parties dated January 19, 2022, as amended from time to time (the “Agreement”). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the parties desire and agree to amend Schedule A of the Agreement to add new series as Acquiring Funds under the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with the Schedule A attached hereto.

2.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of the parties hereto as of the date set forth above.

SCHWAB CAPITAL TRUST SCHWAB ANNUITY PORTFOLIOS	DRIEHAUS MUTUAL FUNDS

By: /s/Dana Smith	By: /s/Janet McWilliams

Name: Dana Smith	Name: Janet McWilliams

Title: CFO	Title: Assistant Vice President & Chief Legal Officer

SCHEDULE A

Acquiring Funds

Schwab Capital Trust

Schwab Balanced Fund

Schwab MarketTrack All Equity Portfolio

Schwab MarketTrack Balanced Portfolio

Schwab MarketTrack Conservative Portfolio

Schwab MarketTrack Growth Portfolio

Schwab Monthly Income Fund - Flexible Payout

Schwab Monthly Income Fund - Income Payout

Schwab Monthly Income Fund - Target Payout

Schwab Target 2010 Fund

Schwab Target 2015 Fund

Schwab Target 2020 Fund

Schwab Target 2025 Fund

Schwab Target 2030 Fund

Schwab Target 2035 Fund

Schwab Target 2040 Fund

Schwab Target 2045 Fund

Schwab Target 2050 Fund

Schwab Target 2055 Fund

Schwab Target 2060 Fund

Schwab Target 2065 Fund

Schwab Target 2070 Fund

Schwab Target 2010 Index Fund

Schwab Target 2015 Index Fund

Schwab Target 2020 Index Fund

Schwab Target 2025 Index Fund

Schwab Target 2030 Index Fund

Schwab Target 2035 Index Fund

Schwab Target 2040 Index Fund

Schwab Target 2045 Index Fund

Schwab Target 2050 Index Fund

Schwab Target 2055 Index Fund

Schwab Target 2060 Index Fund

Schwab Target 2065 Index Fund

Schwab Target 2070 Index Fund

Schwab Annuity Portfolios

Schwab VIT Balanced Portfolio

Schwab VIT Balanced with Growth Portfolio

Schwab VIT Growth Portfolio